UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                    May 12, 2006

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium,
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309

(Address of principal executive offices, including zip code)

(404) 745-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or By-laws; change in Fiscal Year.

On May 12, 2006, Carter’s, Inc. (the “Company”) amended Article V of the Company’s certificate of incorporation (the “Certificate of Incorporation”), which sets forth the number of shares of stock that the Company is presently authorized to issue. The amendment increased the number of authorized shares of the Company’s common stock (the “Common Stock”) from 40,000,000 to 150,000,000. The amendment did not affect the number of authorized shares of the Company’s preferred stock.

The first paragraph of Article V of the Certificate of Incorporation now reads as follows:

“The total number of shares of all classes of stock that this corporation shall have authority to issue is 150,100,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 100,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”

Item 8.01.                                          Other Events.

On May 12, 2006, the Company issued a press release announcing a two-for-one stock split of all of its outstanding shares of Common Stock. The stock split will be effected by a stock dividend, payable on June 6, 2006 to stockholders of record as of May 23, 2006, of one share of Common Stock for each share of Common Stock outstanding.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1                                    Press Release issued by the Company on May 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2006

CARTER’S, INC.

By:	/s/ Michael D. Casey

Name:	Michael D. Casey
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished with this report:

99.1                           Press Release issued by the Company on May 12, 2006.